EXHIBIT 10.15

REPLACEMENT PROMISSORY NOTE 1

REPLACEMENT PROMISSORY NOTE 1 dated as of February 10, 2016, made by and between  Zonzia Media, Inc., a Nevada corporation (the “Company”) and Kodiak Capital Group, LLC (the :Holder”)

WITNESSETH:

WHEREAS, the Company previously executed and delivered to the Holder a Convertible Promissory Note dated December 11, 2015 (the “Original Note), and

WHEREAS, to reflect the agreement of the Company and the Holder to increase the interest rate, eliminate the right to convert and to change the Maturity Date, the Company and Holder desire to execute this Note, which amends and restates in its entirety the Original Note.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged Company and Holder agree that the Original Note is hereby amended and restated in its entirety as follows.

NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

ISSUE DATE: December 11, 2015

PRINCIPAL AMOUNT: $120,000

ZONZIA MEDIA, INC.

PROMISSORY NOTE DUE June 30, 2016

THIS Note is a duly authorized issuance of $120,000 of ZONZIA MEDIA, INC., a Nevada corporation (the "Company") designated as its Note.

FOR VALUE RECEIVED, the Company promises to pay to KODIAK CAPITAL GROUP, LLC, the registered holder hereof (the "Holder"), the principal sum of one hundred twenty and 00/100 Dollars ($120,000) on June 30, 2016 (the “Maturity Date”). The principal of this Note is payable in United States dollars, at the address last appearing on the Note Register of the Company as designated in writing by the Holder. The Company will pay the outstanding principal amount of this Note, together with interest at 10% per annum, in cash on the Maturity Date to the registered holder of this Note. The forwarding of such wire transfer shall constitute a payment hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer plus any amounts so deducted.

This Note is subject to the following additional provisions:

1.                The Note is exchangeable for an equal aggregate principal amount of Note of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

2.                No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.

(a)     During the first 120 days of this Note is in effect, the Company shall have the option to redeem this Note and pay to the Holder 150% of the unpaid principal and accrued interest amount due under this Note, in full. The redemption must be closed and paid for within 3 business days of the Company sending the redemption demand to the Holder.

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3.                The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

4.                This Note shall be governed by and construed in accordance with the laws of the State of California. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Newport Beach or the state courts of the State of California sitting in the City of Newport Beach in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. Each of the parties hereby waives the right to a trial by jury in connection with any dispute arising under this Note.

5.                The following shall constitute an "Event of Default"

a.                The Company shall default in the payment of principal on this Note and same shall continue for a period of five (5) days; or

b.                Any of the representations or warranties made by the Company herein, in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Note shall be false or misleading in any material respect at the time made; or

c.                The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Note and such failure shall continue uncured for a period of five (5) days after written notice from the Holder of such failure; or

d.                The Company shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

e.                 A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

f.                Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

g.                Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

h.                 Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider all obligations under this Note immediately due and payable within five (5) days of notice, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

IN WITNESS WHEREOF, Company and Holder have duly executed this Replacement Promissory Note 1 as of the day and year first above written.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ZONZIA MEDIA, INC.		KODIAK CAPITAL GROUP, LLC

By:	/s/ Johnathan Adair	By:	/s/ Ryan C Hodson
	Johnathan Adair Chief Executive Officer		Ryan C Hodson Managing Member

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